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                                                               EXHIBIT 11(b)




                        INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Short-Term Investments Trust


We consent to the use of our reports on the Treasury Portfolio and Treasury TaxAdvantage Portfolio (portfolios of Short-Term Investments Trust) dated October 6, 1995 included herein and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Reports" in the Statements of Additional Information.




                                                  /s/  KPMG Peat Marwick LLP
                                                       KPMG Peat Marwick LLP

Houston, Texas
November 1, 1995